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                                                                    EXHIBIT 23.3





                        CONSENT OF INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 9, 1997, with respect to the financial statements of Sunrise Organic Farms, Inc. (f/k/a Aurora Dairy Corporation of Idaho,Inc.) (Sunrise) as of December 31, 1996 in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-51465) (the Registration Statement) and the related prospectus of Horizon Organic Holding Corporation. We also consent to the filing of our report dated April 9, 1997 with respect to the financial statements of Sunrise as of December 31, 1995 as an exhibit to the Registration Statement. The financial statements as of December 31, 1996, and 1995 were audited by Eide Helmeke PLLP, who merged with Charles Bailly & Company PLLP as of May 1, 1998, and whose report dated April 9, 1997, expressed an unqualified opinion.




 /s/ Eide Bailly LLP
     June 8, 1998
     Fargo, North Dakota